EXHIBIT 4.2

                                   LEXENT INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2001 Employee Stock Purchase Plan of Lexent Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

      a)    "Board" shall mean the Board of Directors of the Company.

      b)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

      c)    "Common Stock" shall mean the Common Stock of the Company.

      d)    "Company" shall mean Lexent Inc., a Delaware corporation.

      e) "Compensation" shall mean all regular straight time gross earnings and commissions, and shall not include any payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

      f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

      h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      i) "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more that five(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

      j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      k) "Exercise Date" shall mean the last day of each Purchase Period of the Plan.

      l) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

      m) "Offering Period" shall mean a period of twelve (12) months commencing on August 1 of each year, except as otherwise indicated by the Company.

      n) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      o) "Purchase Period" shall mean a period of six (6) months commencing either on February 1 or August 1 during an Offering Period.

      p)    "Plan" shall mean this Lexent Inc. Employee Stock Purchase Plan.

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      q)    "Second Offering Date" shall mean the first business day of the second Purchase Period within each Offering Period of the Plan.

      r) "Subsidiary" shall mean a corporation, limited liability company, whether domestic or foreign, of which not less than 50% of the voting shares or ownership interests are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    Eligibility.


      a) Any person who has been an Employee as of an Offering Date or as of an Second Offering Date for at least ninety days shall be eligible to participate in the applicable Purchase Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

      b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to
            Section 424(d) of the Code) would own Common Stock and/or hold outstanding options to purchase Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand ($25,000) Dollars of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.

       a) An Offering Period under the Plan shall consist of two sequential Purchase Periods of six (6) months duration each, with new a Offering Period commencing on or about August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 18 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of an Offering Period or Purchase Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the Offering Period to be affected. Eligible employees may not participate in more than one Offering at a time.

5.    Participation.


      a) An eligible Employee may enroll in the Plan in accordance with procedures promulgated by the Company's Human Resources Department, not later than fifteen (15) days prior to the applicable Offering Date or Second Offering Date, unless a later time is set by the Board for all eligible Employees with respect to a given offering. The eligible employee shall advise the Human Resources Department the whole number percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be withheld as Contributions pursuant to the Plan.

      b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid prior to the Exercise Date of the Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

      c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at the securities brokerage firm approved by the Company in its discretion.

6.    Method of Payment of Contributions.

      a) The participants shall elect to have contributions made to the Plan through payroll deductions withheld on each payday during the Offering Period in an amount not less than one percent (1%) and
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            not more than ten (10%) percent (in whole number increments) of such participant's Compensation on each such payday. All payroll deductions withheld for a participant shall be credited to his or her ledger account under the Plan. A participant may not make any additional payments into such account.

      b) A participant may, prior to the Second Purchase Period of an Offering Period, change the rate of his or her Contributions during the Second Purchase Period by completing and filing with the Company a form supplied by the Company. The change in rate shall be effective as of the beginning of the Second Purchase Period following the date of filing of the new subscription agreement, if the agreement is filed at least fifteen (15) business days prior to such date.

      c) A participant may, up to one occasion during a Purchase Period, end his or her Contributions during such Purchase Period by completing and filing with the Company a form supplied by the Company, no later than fifteen (15) days prior to the effective date. Should the participant elect to stop his contributions during the Purchase Period, no further contributions shall be authorized for the remainder of the Purchase Period. All contributions made by the employee through said effective date shall be utilized to purchase shares of common stock in accordance with Section 7 herein.

7.    Grant of Option to Purchase.

       a) On the Offering Date and Second Offering Date of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase, on the Exercise Date, a number of shares of Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Second Offering Date if, on the Offering Date, the Employee was not an eligible Employee or was not a participant in the Plan, or (ii) eighty-five percent (85%) of the fair market value of the Company's Common Stock on the Exercise Date; provided however, that the maximum number of shares an Employee may purchase during each Purchase Period shall be 1,000 shares, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 5(a). The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

       b)   The option price per share of the shares offered in a given
            Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or eighty-five percent (85%) of the fair market value of the Company's Common Stock on the Second Offering Date if, on the Offering Date, the Employee was not an eligible Employee or was not a participant in the Plan; or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing price), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in the Wall Street Journal.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Purchase Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on business day following the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after the Exercise Date of each Purchase Period, the Company shall arrange the delivery to each participant, as appropriate, through direct deposit into a brokerage account in his or her name at the securities brokerage firm approved by the Company, the shares purchased upon exercise of
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       his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares on the Exercise Date, other than amounts representing fractional shares, will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases.

10.   Voluntary Withdrawal; Termination of Employment.

      a) A participant may elect to withdraw all but not less than all the Contributions then credited to his or her account under the Plan at any time prior to five (5) business days prior to the Exercise Date by providing the Company's Human Resources Department a Company approved notification. All of the participant's Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal, and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

      b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including resignation, retirement or death, the Contributions credited to his or her account will be returned to him or her, and his or her option will be automatically and immediately terminated.

      c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company during the Purchase Period in which the employee is participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

      d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.   Interest.   No  interest  shall  accrue  on  the   Contributions   of  a
      participant in the Plan.

12.   Stock.

       a) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

       b) Shares to be delivered to a participant under the Plan will be registered in the "Street Name" of the Company approved brokerage firm.

13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder. The interpretation and construction by the Board or the Committee of any provision of the Plan shall be final and conclusive upon all parties.

14. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as election to withdraw funds in accordance with Section 10.

15. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

16. Reports. Individual electronic records will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

17.   Adjustments Upon Changes in Capitalization; Corporate Transactions.

       a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

       b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a percent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the even of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that this or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn his or her Contributions or terminated employment employment during the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets of merger.

18.   Amendment or Termination.

       a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided herein, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

       b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering or Purchase Period, change the number of shares that may be purchased by an Employee during an Offering Period or Purchase Period, change the maximum Employee payroll contribution percentage, establish the exchange ratio applicable to amounts withheld in currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

19. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.    Conditions Upon Issuance of Shares.

       a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

       c) Each participant agrees, by entering the Plan, that the participant may not sell or transfer any shares purchased under the Plan except through the securities brokerage firm approved by the Company in its discretion and to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

21. Term of Plan; Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18.

22. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

23.    Effective  Date of the Plan.  The Plan shall be  effective  as of May 4,
       2001.